UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 12, 2018

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On March 12, 2018, National CineMedia, Inc. (the “Company” or “NCM, Inc.”) issued a press release (the “Original Press Release”) announcing its financial results for the fiscal fourth quarter and year ended December 28, 2017. The Company is furnishing this amended Current Report on Form 8-K/A prior to and on the same date as filing the Company’s Annual Report on Form 10-K for the year ended December 28, 2017 (the “Form 10-K”) to correct certain information contained in the Original Press Release and to conform to information presented in the Form 10-K.  A revised press release is posted to the investor page of the Company’s website at www.ncm.com.

Subsequent to furnishing its 2017 financial results in the original Form 8-K, management continued to evaluate the Company’s estimation of the provisional amount of the income tax impact related to the Tax Cuts and Jobs Act enacted on December 22, 2017 (“Tax Reform Act”). Management identified an error based on a change in the timing of the application of the adjusted rate under the Tax Reform Act, resulting in a reclassification primarily between the gain on the re-measurement of the payable to founding members under the tax receivable agreement (the “TRA”) and the accretion of interest on the discounted payable to founding members under the TRA. The increase in the accretion of interest impacts all four quarters of 2017, whereas the change in the gain on the re-measurement of the payable to founding members under the TRA impacts only the fourth quarter.

As a result of the correction of this item, certain of the financial results for the fourth quarter and full year 2017 to be reported in the Form 10-K are different than those financial results disclosed in the original Form 8-K as follows (dollars in millions):

	Quarter Ended December 28, 2017		Year Ended December 28, 2017
	As Furnished	As Corrected	As Furnished	As Corrected
	in the 8-K		in the 8-K
Accretion of interest on the discounted payable to founding members under tax receivable agreement	$2.9	$4.9	$10.9	$18.5
Gain on re-measurement of the payable to founding members under the tax receivable agreement	(89.0)	(99.1)	(93.6)	(103.6)
Total non-operating income	(73.0)	(81.1)	(31.4)	(33.8)
INCOME BEFORE INCOME TAXES	143.2	151.3	185.3	187.7
Income tax expense	119.8	123.4	127.5	129.0
CONSOLIDATED NET INCOME	23.4	27.9	57.8	58.7
NET (LOSS) INCOME ATTRIBUTABLE TO NCM, INC.	(5.4)	(0.9)	1.6	2.5

Weighted average shares outstanding - Diluted (1)	75,994,932	75,994,932	65,719,768	151,067,270

Basic (loss) earnings per share attributable to NCM, INC.	$(0.07)	$(0.01)	$0.02	$0.04
Diluted (loss) earnings per share attributable to NCM, INC.	$(0.07)	$(0.01)	$0.02	$0.02

(1)

As a result of the correction made to net income attributable to NCM, Inc. above, the founding member common units are no longer anti-dilutive and as such, the diluted weighted average shares outstanding for the year ended December 28, 2017 assumes the conversion of all founding member common units to NCM, Inc. shares. Upon the conversion of all common units, all of consolidated NCM LLC net income would be attributable to NCM, Inc. and thus has been utilized as the numerator of the diluted EPS calculation. Consolidated NCM LLC net income has been tax effected utilizing NCM, Inc.’s effective tax rate of 98.1% for the year ended December 28, 2017. The effect of the exchangeable NCM LLC common membership units held by the founding members for the quarter ended December 28, 2017, were excluded from the calculation of diluted weighted average shares and earnings per NCM, Inc. share as they were antidilutive in those periods.

	As of December 28, 2017
	As Furnished	As Corrected
	in the 8-K
Total assets	1,147.0	1,148.1
Total equity/(deficit)	2.0	(1.2)
Total liabilities and equity	1,147.0	1,148.1

Additionally, the correction impacted the Company’s non-GAAP adjusted net income and adjusted earnings per share calculation disclosed in the original Form 8-K as follows (dollars in millions) (please see Exhibit 99.1 to the original Form 8-K for important information about the Company’s use of non-GAAP financial measures):

	Quarter Ended December 28, 2017		Year Ended December 28, 2017
	As Furnished	As Corrected	As Furnished	As Corrected
	in the 8-K		in the 8-K
Net (loss) income as reported	$(5.4)	$(0.9)	$1.6	$2.5
Gain on re-measurement of the payable to founding members under the tax receivable agreement for Tax Reform	(87.6)	(97.5)	(87.6)	(97.5)
Income tax expense related to re-measurement of deferred tax balances and TRA payable to founding members for Tax Reform	113.9	118.2	113.9	118.2
Net income attributable to noncontrolling interests (net of estimated taxes of $0.0, $0.0, $0.0, and $21.3 respectively)	—	—	—	34.8
Net effect of adjusting items	26.3	20.7	24.6	53.8
Diluted net income excluding adjusting items	$20.9	$19.8	26.2	56.3
Weighted Average Shares Outstanding as reported and as adjusted - Diluted	75,994,932	75,994,932	65,719,768	151,067,270
Diluted (loss) income per share as reported	$(0.07)	$(0.01)	$0.02	$0.02
Net effect of adjusting items	0.34	0.27	0.38	0.35
Diluted income per share excluding adjusting items	$0.27	$0.26	$0.40	$0.37

Each of operating income, OIBDA and Adjusted OIBDA are unchanged in this Form 8-K/A from the original Form 8-K because the corrected items are within non-operating income and income tax expense.

In accordance with General Instruction B.2 of Form 8-K, the information in this amended Current Report on Form 8-K/A shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: March 19, 2018	By:	/s/ Katherine L. Scherping
Katherine L. Scherping
Chief Financial Officer

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